                            BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


To Whom It May Concern:                                        December 11, 1998


        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of December 11, 1998, on the Financial Statements of SHANECY, INC., as of November 30, 1998, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,



----------------------------
Barry L. Friedman
Certified Public Accountant